As filed with the Securities and Exchange Commission on October 31, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Popular, Inc. (Exact Name of registrant as specified in its Charter)	Popular Capital Trust I (Exact Name of registrant as specified in its Charter)

(787) 765-9800 (Registrant’s telephone number, including area code)	(787) 765-9800 (Registrant’s telephone number, including area code)

Puerto Rico	Delaware

(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

66-041-6582	Applied For

(I.R.S. employer identification no.)	(I.R.S. employer identification no.)

Popular Center Building 209 Munoz Rivera Avenue,	Popular Center Building 209 Munoz Rivera Avenue,
Hato Rey San Juan, Puerto Rico	Hato Rey San Juan, Puerto Rico
(Address, including zip code of principal	(Address, including zip code of principal
executive offices)	executive offices)

If this form relates to the registration of a	If this form relates to the registration of a
class of securities pursuant to Section 12(b)	class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant	of the Exchange Act and is effective pursuant
to General Instruction A.(c), check the	to General Instruction A.(d), check
following box. ☐	the following box. ☒

Securities Act registration statement file number to which this form relates: Nos. 333-108559 and 333-108559-04

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

6.70% Cumulative Monthly Income Trust
Preferred Securities (and the Guarantee with respect thereto)

Item 1. Description of Registrant’s Securities to be Registered

      The class of securities to be registered hereby consists of the 6.70% preferred Securities (the “Preferred Securities”), representing undivided beneficial ownership interests in the assets of Popular Capital Trust I, a statutory trust formed under the laws of the State of Delaware (the “Trust”), together with the Preferred Securities Guarantee by Popular, Inc., a Puerto Rico corporation, in favor of the holders of the Preferred Securities.

      For a description of the Preferred Securities, reference is made to the information set forth under the headings “Description of the Capital Securities” and “Description of Guarantee” in the Registration Statement on Form S-3 (Registration Nos. 333-108559 and 333-108559-04) filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2003 (the “Registration Statement”), which description is incorporated herein by reference. Definitive copies of the prospectus supplement describing the terms of the Preferred Securities have been filed pursuant to Rule 424(b)(5) under the Securities Act and are incorporated herein by reference.

Item 2. Exhibits

2.1	Certificate of Trust of Popular Capital Trust I dated September 5, 2002 (incorporated by reference to Exhibit 4.3 to the Registration Statement)

2.2	Declaration of Trust and Trust Agreement of Popular Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement)

2.3	Form of Amended and Restated Declaration of Trust and Trust Agreement of Popular Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement)

2.4	Form of Preferred Securities Guarantee Agreement for Popular Capital Trust I (incorporated by reference to Exhibit 4.7 to the Registration Statement)

2.5	Form of Certificate of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registration Statement)

2.6	Form of Junior Subordinated Indenture between Popular, Inc. and Bank One Trust Company, N.A.(incorporated by reference to Exhibit 4.1 to the Registration Statement)

2.7	Form of Capital Security Certificate of Popular Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement)

2.8	Registration Statement

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

POPULAR, INC.

Date: October 31, 2003	By: /s/ RICHARD BARRIOS

Richard Barrios Senior Vice President and Treasurer

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